Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Annual Report of IntelGenx Technologies Corp. (the “Company”) on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Paul A. Simmons, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 18, 2013	By:	/s/Paul A. Simmons
Paul A. Simmons
Chief Financial Officer
(Principal Financial and Accounting Officer)